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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                         JUNE RESULTS VS. PLAN                  Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                           June, 1995          YTD 1995
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $26.9    $29.9    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                         4.5      2.0     (4.9)    (8.2)
   Non-Cash Income Tax Exp (Ben)             1.9      0.9     (2.1)    (3.6)
   Other                                     0.6      0.5      2.5      2.3
                                        ------------------------------------
Cash Provided by (Used in) Operations        7.0      3.4     (4.5)    (9.5)

Changes in Working Capital:
   FIFO Inventory (increase) decrease       19.3     22.2    (65.6)   (41.2)
   Trade Payables increase (decrease)      (16.0)   (28.8)   (12.5)   (46.9)
   All Other                                 3.9      8.7    (11.0)    (1.3)
                                        ------------------------------------
Net Changes in Working Capital               7.2      2.1    (89.1)   (89.4)

Capital Expenditures                        (2.0)    (4.2)    (8.9)   (11.8)

Other:
   ST Borrowings (Payments) - Revolver     (10.6)       -    112.0    140.0
   Capital Lease Payments                   (0.4)    (0.3)    (1.8)    (2.9)
   Long-Term Debt Payments                  (4.1)    (1.1)   (14.1)   (11.0)
   Financing Fee Payments                   (0.8)       -     (0.8)    (0.8)
                                        ------------------------------------
Total Other                                (15.9)    (1.4)    95.3    125.3
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (3.7)    (0.1)    (7.2)    14.6
                                        ------------------------------------

Ending Cash & Cash Equivalents             $23.2    $29.8    $23.2    $29.8
                                        ====================================

(a)As reported on Form 8-K dated February 16, 1995


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